UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

April 26, 2007

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 26, 2007, the Executive Compensation Committee (“Committee”) of the Board of Directors of Deltic Timber Corporation acted to effect a change-in-control agreement with Kenneth D. Mann who will, effective May 1, 2007, become a direct report to the Company’s CEO by virtue of Mr. Mann’s election as a Vice President and the Chief Financial Officer of the Company. The form of the change-in-control agreement made by the Committee is identical to those entered with other CEO direct reports. A copy of this form was filed as Exhibit 10.18 to the 8-K of the Company filed October 24, 2006 and is incorporated herein.

Item 5.02.	Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 26, 2007, the Board of Directors of Deltic Timber Corporation elected Byrom L. Walker to the office of Controller for the Company, effective May 1, 2007. Mr. Walker, 46, has, since March 2006, been Manager of Financial Reporting for the Company. Prior to joining the Company, Mr. Walker held several accounting management positions with Teris, L.L.C., a division of Suez S.A., including Supervisor of Field Services Accounting (2001-2002), Corporate Accounting Manager (2002-2004) and Corporate Controller (2004-2006). Mr. Walker has a B.A. degree with a major in accounting from Baylor University, and is a licensed CPA in the states of Arkansas and Texas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ W. Bayless Rowe
W. Bayless Rowe, Secretary

Date: April 27, 2007